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                                                                      EXHIBIT 21

                             LIST OF SUBSIDIARIES OF
                             WESTPOINT STEVENS INC.

                                                                                             % of Securities
                                                                                                Owned by
Name                                                             Incorporated                 Immed. Parent
----                                                             ------------                ---------------
WestPoint Stevens Inc. I                                      Delaware                            100%
     J.P. Stevens & Co., Inc.                                 Delaware                            100%
          WestPoint Stevens (Canada) Ltd.                     Canada                              100%
          J.P. Stevens Enterprises, Inc.                      Delaware                            100%
     Alamac Holdings Inc.                                     Delaware                            100%
     Liebhardt Inc.                                           Delaware                            100%
WestPoint Stevens (Asia) Inc.                                 British Virgin Islands              100%
WestPoint Stevens Stores Inc.                                 Georgia                             100%
WestPoint Stevens (UK) Limited                                England                             100%
    WestPoint Stevens (Europe) Limited                        England                             100%
          Lexward Properties Limited                          England                             100%
          P.J. Flower Inc.                                    New Jersey                          100%
          DPC Associates Limited                              England & Wales                     100%
WPS Receivables Corporation                                   Delaware                            100%
WPSI Inc.                                                     Delaware                            100%


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